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                                                                Preliminary Copy


                               PIERRE FOODS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To be held ________, 2001

To Our Shareholders:

         Notice is hereby given that a special meeting of shareholders of Pierre Foods, Inc. will be held on ____________, _________, 2001 at 10:00 a.m., local time, at the offices of Foley & Lardner, 150 West Jefferson Avenue, Suite 1000, Detroit, MI 48226-4416, for the following purposes:

         - to consider and vote on a proposal to adopt and approve the plan of share exchange included in an Agreement and Plan of Share Exchange, dated as of April 26, 2001, under which PF Management, Inc., a newly-formed company majority-owned and controlled by James C. Richardson, Jr. and David R. Clark, Pierre Foods' Chairman and Vice-Chairman, respectively, will become the owner of all of the outstanding shares of Pierre Foods common stock and under which each Pierre Foods shareholder (other than PF Management) will become entitled to receive $1.21 in cash for each outstanding share of Pierre Foods common stock. A copy of this exchange agreement is attached to the accompanying proxy statement as Appendix A and is described in the proxy statement.

         - to consider and act upon any other matters as may properly come before the special meeting or any adjournment thereof.

         The board of directors has determined that only holders of Pierre Foods common stock of record at the close of business on _________, 2001 will be entitled to notice of, and to vote at, the special meeting, including any adjournment.

                                    By Order of the Board of Directors,



                                    PAMELA M. WITTERS
                                    Chief Financial Officer,
                                    Secretary and Treasurer

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                             YOUR VOTE IS IMPORTANT

                  WHETHER OR NOT YOU CAN ATTEND THE SPECIAL MEETING, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMMON STOCK AT THIS TIME. IF THE EXCHANGE IS APPROVED, THEN INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR SHARES FOR THE CASH EXCHANGE CONSIDERATION WILL FOLLOW.
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                                TABLE OF CONTENTS

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SUMMARY TERM SHEET...............................................................................................    1

AVAILABLE INFORMATION............................................................................................    6

FORWARD-LOOKING INFORMATION......................................................................................    7

WHO CAN HELP ANSWER YOUR QUESTIONS...............................................................................    7

THE SPECIAL MEETING..............................................................................................    8
         Time, Place and Date; Proxy Solicitation................................................................    8
         Record Date and Quorum Requirement......................................................................    8
         Required Vote; Voting Procedures........................................................................    8
         Voting and Revocation of Proxies........................................................................    9
         Effective Time..........................................................................................    9
         Payment of Exchange Consideration and Surrender of Stock Certificates...................................    9
         Rights of Objecting Shareholders........................................................................    9
         Other Matters to be Considered at the Special Meeting...................................................   12

SPECIAL FACTORS..................................................................................................   12
         Background of the Exchange..............................................................................   12
         Recommendation of the Special Committee and the Board of Directors......................................   21
         Opinion of Pierre Foods' Financial Advisor..............................................................   25
         Projections.............................................................................................   35
         Valuation Analysis of PF Management's Financial Advisor.................................................   36
         Conflicts of Interest...................................................................................   37
         Purpose and Reasons of the MBO Group for the Exchange...................................................   39
         Position of the MBO Group as to Fairness of the Exchange................................................   39

EFFECTS OF THE EXCHANGE..........................................................................................   40

THE EXCHANGE.....................................................................................................   41
         Acquisition of Pierre Foods.............................................................................   41
         Conversion of Securities................................................................................   41
         Treatment of Options....................................................................................   42
         Time of Closing.........................................................................................   42
         Transfer of Shares......................................................................................   42
         Conditions..............................................................................................   42
         Financing of the Exchange...............................................................................   43
         Representations and Warranties..........................................................................   43
         Covenants...............................................................................................   44
         Nonsolicitation Covenant................................................................................   44
         Indemnification and Insurance...........................................................................   45
         Expenses................................................................................................   45
         Termination, Amendment and Waiver.......................................................................   45
         Termination Fee.........................................................................................   46
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         Regulatory Approvals....................................................................................   46
         Accounting Treatment....................................................................................   46

FEES AND EXPENSES................................................................................................   47

FEDERAL INCOME TAX CONSEQUENCES..................................................................................   47

INFORMATION REGARDING PIERRE FOODS...............................................................................   48
         Incorporation Of Documents By Reference.................................................................   48
         Selected Consolidated Financial Data....................................................................   50
         Stock Ownership.........................................................................................   51
         Market Prices of Common Stock; Dividends................................................................   53

INFORMATION REGARDING PF MANAGEMENT..............................................................................   53
         Recent Stock Purchases..................................................................................   53
         Management..............................................................................................   55

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.............................................................   56

INDEPENDENT AUDITORS.............................................................................................   58

SHAREHOLDER PROPOSALS............................................................................................   58

OTHER MATTERS....................................................................................................   58

APPENDICES

Agreement and Plan of Share Exchange                                                                        Appendix A
Opinion of Grant Thornton LLP                                                                               Appendix B
Pierre Foods Annual Report on Form 10-K for Year Ended March 3, 2001                                        Appendix C
North Carolina Dissenters' Rights Statutes                                                                  Appendix D
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